EX-99.B-77Q1(g)

SUB-ITEM 77Q1(g): Copies of any merger or consolidation agreement, and other documents relevant to the information sought in sub-item 77M.

WADDELL & REED ADVISORS FUNDS

The combined Prospectus and Information Statement dated January 8, 2018 was filed by the Ivy Funds on behalf of the following Waddell & Reed Advisors Funds (WRA Funds) for a reorganization of the WRA Funds into the corresponding Ivy Funds:

Waddell & Reed Advisors Funds	Ivy Funds
Waddell & Reed Advisors Accumulative Fund	Ivy Accumulative Fund
Waddell & Reed Advisors Continental Income Fund	Ivy Balanced Fund
Waddell & Reed Advisors Global Growth Fund	Ivy Global Growth Fund
Waddell & Reed Advisors New Concepts Fund	Ivy Mid Cap Growth Fund
Waddell & Reed Advisors Science and Technology Fund	Ivy Science and Technology Fund
Waddell & Reed Advisors Small Cap Fund	Ivy Small Cap Growth Fund
Waddell & Reed Advisors Vanguard Fund	Ivy Large Cap Growth Fund
Waddell & Reed Advisors Wilshire Global Allocation Fund	Ivy Wilshire Global Allocation Fund

The combined Prospectus and Information Statement was filed with the SEC on December 8, 2017 on Form N-14 under SEC Accession No. 0001193125-17-364936, and is incorporated by reference herein.

*****

The combined Prospectus and Information Statement dated September 8, 2017 was filed by the Ivy Funds on behalf of the following WRA Funds for a reorganization of the WRA Funds into the corresponding Ivy Funds:

Waddell & Reed Advisors Funds	Ivy Funds
Waddell & Reed Advisors Core Investment Fund	Ivy Core Equity Fund
Waddell & Reed Advisors Dividend Opportunities Fund	Ivy Dividend Opportunities Fund
Waddell & Reed Advisors Energy Fund	Ivy Energy Fund
Waddell & Reed Advisors Tax-Managed Equity Fund	Ivy Tax-Managed Equity Fund
Waddell & Reed Advisors Value Fund	Ivy Value Fund

The combined Prospectus and Information Statement was filed with the SEC on September 6, 2017 on Form N-14 under SEC Accession No. 0001193125-17-277428, and is incorporated by reference herein.